CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-17765-02 and 33-20387),
          Form S-3 (Nos. 33-51311, 33-50710 and 33-50708) and Form
          S-4 (Nos. 33-61974 and 33-51943) of Shawmut National Corporation of our report dated January 27, 1994 on our audit of the consolidated financial statements of Gateway Financial Corporation as of and for the year ended December 31, 1993 which report is included in this Current Report on Form 8-K of Shawmut National Corporation.

          /s/ Coopers & Lybrand

          Hartford, Connecticut
          March 25, 1994